PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 31st day of May 2005, by and between the following:

      Sunil Nariani, an individual, (hereinafter, "Nariani") and

      M POWER ENTERTAINMENT INC. a Delaware corporation (hereinafter "MPWE").




                       W I T N E S S E T H


WHEREAS the parties entered into a Purchase Agreement on June 16, 2004; and

WHEREAS on July 16, 2004, pursuant to that agreement, MPWE acquired from Nariani all the outstanding stock of Stellar Software Network, Inc. and MPWE issued to Nariani shares of GKIG stock valued by the parties at $191,000; and

WHEREAS 8,025,211 shares were issued to Nariani at such time as the GKIG stock; and

WHEREAS the parties entered into a First Amendment to the Purchase Agreement on June 18, 2004, where MPWE agreed to issue, if necessary, additional shares to Nariani at a point in time in the future which the parties agree would be July 15, 2005; and

WHEREAS the parties agree that under the terms of paragraph 7.1 (b) of the Purchase Agreement, as amended, MPWE would be obligated to issue such additional numbers of shares to Nariani as would cause for GKIG stock to have a value of $191,000; and

WHEREAS, in lieu thereof, subject to the terms and conditions of this Agreement , MPWE and Nariani desire for MPWE to purchase from Nariani, and for Nariani to sell to MPWE, all of the GKIG common stock (8,025,211 shares, the "GKIG Stock") Nariani received for his sale of all of his stock of STELLAR SOFTWARE NETWORK, INC., a Texas corporation, to GK Intelligent Systems, Inc. ("GKIG") in July 2004 togeher with Nariani's rights to have additional shares issued under the Purchase Agreement. In payment for this purchase, MPWE desires to pay to Nariani all of the Stellar Software Network Inc. stock ("Stellar Software Network Stock") it received, as a successor corporation to GKIG, for the July 2004 purchase by GKIG of Stellar Software Network Inc from Nariani and Nariani desires to receive same as payment; and

WHEREAS, the Board of Directors of MPWE deems it desirable and in the best interests of MPWE and its stockholders that MPWE sell the Stellar Software Network Stock in consideration of payment by Nariani of the GKIG Stock and said contract right; and

WHEREAS, Nariani deems it desirable and in the best interests of Nariani that Nariani sell the GKIG Stock and said contract right to MPWE in exchange for the Stellar Software Network Stock; and

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


WHEREAS, MPWE and Nariani desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

WHEREAS, Nariani and the Board of Directors of MPWE have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                            SECTION 1

                           DEFINITIONS
                           ------------

      1.1 "Agreement", "GKIG", "GKIG Stock", "Stellar Software Network, Inc", "Stellar Software Network Stock", "MPWE", "Nariani", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

      1.2 "Closing Date" shall mean 10:00 a.m., local time, June 10, 2005, at Houston, Texas, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.

      1.3   "Confidential information" shall have the meaning defined in
Section 11.1 hereof.




                            SECTION 2

     AGREEMENT FOR PURCHASE AND SALE OF GK INTELLIGENT STOCK
     -------------------------------------------------------

      2.1 Substantive Terms of the Purchase and Sale of GK Intelligent Stock and the Related Contract Right.

      Nariani shall sell and deliver to MPWE all of the GKIG Stock in a form enabling MPWE, then and there, to become the record and beneficial owner of said common stock, consisting of eight million twenty-five thousand two hundred eleven (8,025,211) shares of GKIG common stock.

      Nariani assigns and transfers to MPWE all of his rights under the Purchase Agreement as amended including his right to receive additional shares under paragraph 7.1(b) thereof.

      2.2  Consideration Paid by MPWE.

           (a) MPWE shall deliver to Nariani the Stellar Software Network Stock, consisting of one thousand (1,000) shares of Stellar Software Network, Inc.

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


                            SECTION 3

              REPRESENTATIONS AND WARRANTIES OF MPWE
             ---------------------------------------

      MPWE, in order to induce the Nariani to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Nariani, as follows:

      3.1 Organization and Qualification. MPWE is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. MPWE is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of MPWE.

      3.2 Authorization and Validity. MPWE has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of MPWE have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in
Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Nariani, this Agreement is a valid and binding agreement of MPWE. Approval by the shareholders of MPWE is not required in order for it to consummate the transaction provided for in this Agreement.

      3.3 No Defaults. MPWE is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. MPWE is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of MPWE. MPWE is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of MPWE. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of MPWE and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

      3.4 Documents. The copies of all agreements and other instruments that have been delivered by MPWE to Nariani are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

      3.5 Disclosure. The representations and warranties made by MPWE herein and in any schedule, statement, certificate, or document furnished or to be furnished by MPWE to Nariani pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                            SECTION 4

            REPRESENTATIONS AND WARRANTIES OF NARIANI

      Nariani, in order to induce MPWE to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to MPWE as follows:

      4.1 Authorization and Validity. Nariani has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of MPWE, this Agreement is a valid and binding agreement of Nariani.

      4.2 Disclosure. The representations and warranties made by Nariani herein and in any schedule, statement, certificate, or document furnished or to be furnished by Nariani to MPWE pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                            SECTION 5

                          PRESS RELEASE
                          --------------


      5.1 Press Release. MPWE and Nariani shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.


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


                            SECTION 6

                            BROKERAGE
                            ----------

     6.1 Brokers and Finders. Except for Stanton, Walker & Company, neither MPWE nor Nariani, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Stanton, Walker & Company has been engaged by MPWE and MPWE is solely liable for any fee or commission earned by Stanton, Walker & Company. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                            SECTION 7

               CLOSING AGREEMENTS AND POST-CLOSING

      7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

           (a) Nariani shall have executed and delivered documents to MPWE sufficient then and there to transfer record and beneficial ownership to MPWE of the GKIG Stock, consisting of an aggregate of eight million twenty-five thousand two hundred eleven (8,025,211) shares of common stock of GKIG. Such shares shall be not pledged, and totally unencumbered.

           (b) MPWE shall have delivered to Nariani the Stellar Software Network Stock consisting of one thousand (1,000) shares of Stellar Software Network, Inc.


                            SECTION 8

       CONDITIONS PRECEDENT TO MPWE'S OBLIGATIONS TO CLOSE
       ---------------------------------------------------

      The obligations of MPWE to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

      8.1 Representations and Warranties. The representations and warranties of Nariani contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Nariani shall have performed in all material respects all of his obligations hereunder theretofore to be performed.

      8.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for Closing shall be acceptable to Counsel for MPWE.

                            SECTION 9

      CONDITIONS PRECEDENT TO NARIANI' OBLIGATIONS TO CLOSE
      ------------------------------------------------------

      The obligation of Nariani to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

      9.1 Representations and Warranties. The representations and warranties of MPWE contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and MPWE shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

      9.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied.


                            SECTION 10

                    JOINT CONDITIONS PRECEDENT
                    --------------------------

      The obligations of each MPWE and Nariani to consummate this agreement shall be subject to satisfaction by the other party ("Other Party") or waiver in writing by the party entitled to have the Other Party perform each and all of the following conditions precedent at or prior to the Closing Date:"

      10.1  Other Agreements.  All of the agreements contemplated by Section
7.1 of this Agreement shall have been executed and delivered by the Other Party, and all acts required to be performed thereunder by the Other Party as of the Closing Date shall have been duly performed, including, without limitation, completion of all exhibits to this Agreement.

      10.2 Absence of Litigation. At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against Other Party hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of prohibiting the consummation of the transactions contemplated herein.


                            SECTION 11

                         CONFIDENTIALITY
                         ---------------

      11.1 Nariani acknowledges that he has acquired confidential information and materials from GKIG and MPWE about the technology, business, products, strategies, customers, clients and suppliers of MPWE and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of MPWE (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). Nariani covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

      11.2 The Confidential Information disclosed by MPWE to Nariani shall remain the property of the disclosing party.

      11.3 Nariani shall maintain in secrecy all Confidential Information disclosed to him by MPWE using not less than reasonable care. Nariani shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of MPWE unless or until the Confidential Information is:

           (a)  publicly available or otherwise in the public domain; or

           (b)  rightfully obtained by any third party without restriction; or

           (c) disclosed by MPWE without restriction pursuant to judicial action, or government regulations or other requirements.

      11.4 The obligations of Nariani under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.


                            SECTION 12

                      TERMINATION AND WAIVER

      12.1 Termination. This Agreement may be terminated and abandoned on the Closing Date by:

           (a)  the mutual consent in writing of the parties hereto;

           (b) MPWE, if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

           (c) Nariani, if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

      If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by it.

                            SECTION 13

           NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

      13.1 All statements contained in any certificate or other instrument delivered by or on behalf of MPWE or Nariani pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by MPWE or Nariani in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.

                            SECTION 14

                          MISCELLANEOUS

      14.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

            to Nariani:          Sunil Nariani
                                 3601 Estacado Lane
                                 Plano, TX 75025

            to MPWE:             M POWER ENTERTAINMENT INC
                                 Attn: Gary Kimmons
                                 2602 Yorktown Place
                                 Houston, TX 77056

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

      14.2 Time of the Essence. Time shall be of the essence of this Agreement.

      14.3 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      14.4 Cancellation of Agreement. In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9, and 10, neither Nariani nor MPWE shall be entitled to any damages, fees, costs, or other consideration.

      14.5 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

      14.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

      14.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

      14.8 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

      14.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

      14.10 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

      14.11 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

      14.12 Access To Information. To the extent reasonably required for MPWE's current and future audit requirements, Nariani shall cause MPWE, its counsel, accountants, certain insurance brokers, lenders, and all other reasonable representatives of MPWE ("Representatives") to have access, during normal business hours, to all of the properties, books, contracts, and records of the Stellar Software Network, Inc., relating to the period of July 16, 2004 through May 31, 2005. Nariani will cause to be furnished to MPWE and its Representatives all such information concerning the affairs of the Company as MPWE or such Representatives may reasonably request.





                     [SIGNATURE PAGE FOLLOWS]




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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


M POWER ENTERTAINMENT, INC.


    /s/ Gary Kimmons
By:___________________________
        Gary Kimmons
        President & CEO





NARIANI


/s/ Sunil Nariani
_______________________________
    SUNIL NARIANI





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